Exhibit 99.1

Contact: Darren Daugherty Director, Investor Relations (281) 492-5370

Diamond Offshore Announces Fourth Ultra-Deepwater Drillship Order

Announces Sale of Four Jack-Up Rigs

HOUSTON, May 9, 2012 — Diamond Offshore Drilling, Inc. (NYSE:DO) today announced that a subsidiary, Diamond Offshore Drilling Limited, has entered into a turnkey contract with Hyundai Heavy Industries Co., Ltd. for construction of a new ultra-deepwater drillship with delivery scheduled in the fourth quarter of 2014. Total cost, including commissioning, spares and project management, but excluding capitalized interest, is expected to be approximately $655 million.

The new drillship, to be named Ocean BlackLion, will be of the same design as Diamond Offshore’s three units currently on order with Hyundai. Design specifications include dynamic-positioning, dual activity capability, a maximum hook-load capacity of 1,250 tons, and operating capability at water depths up to 12,000 feet, though initially outfitted for operation at 10,000 feet. The unit will also feature two seven-ram blowout preventer (“BOP”) stacks, with the second available for use as a spare.

Diamond Offshore has elected to equip its previously announced drillships now under construction with an additional seven-ram BOP to improve rig reliability. The cost to add a second BOP is approximately $34 million, bringing the average total price for each of the previously announced drillships to approximately $640 million.

Diamond Offshore also announced today that it has completed the sale of four jack-up drilling rigs in two separate transactions. The Ocean Heritage was sold for $45 million in cash, and the cold stacked mat-supported rigs Ocean Champion, Ocean Crusader, and Ocean Drake were together sold for $10 million in cash; all four units were held for sale in the Company’s first-quarter financial results.

“We are principally a floater company, and during 2012 we have sold five jack-up rigs for a total of $95 million, which is being reinvested in our fleet,” said Larry Dickerson, President and Chief Executive Officer of Diamond Offshore. “We believe this new drillship along with our four additional units under construction—the Ocean BlackHawk, Ocean BlackHornet, Ocean BlackRhino and Ocean Onyx—will be profitably employed in the deep and ultra-deepwater markets.”

ABOUT DIAMOND OFFSHORE

Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling. Diamond Offshore’s fleet of offshore drilling rigs consists of 32 semisubmersibles, 8 jack-ups, and one drillship, in addition to four ultra-deepwater drillships currently under construction. For additional information and access to SEC filings, please visit the Company’s website at www.diamondoffshore.com. Diamond Offshore is a 50.4% owned subsidiary of Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include, without limitation, statements concerning future costs, sources of funds, timing of delivery, future returns and future utilization and profitability, and are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website www.diamondoffshore.com. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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